Exhibit 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333, 333-99317, 333-140353 and 333-156491), and on Form S-3 (Nos. 333-31043, 333-93769, 333-103392 and 333-126141) of UniSource Energy Corporation of our report dated February  27, 2009 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.